NEWS RELEASE

Biophan Announces Resignation of President Michael Weiner

PITTSFORD, NY, OCTOBER 8, 2007 - Biophan Technologies, Inc. (OTCBB: BIPH), a developer of next-generation biomedical technology, today announced that Biophan co-founder, Michael Weiner, has resigned from his position as an officer and director of Biophan.

Mr. Weiner co-founded Biophan in December, 2000 with pacemaker inventor, Wilson Greatbatch, to solve the problems of MRI safety that limit many implantable devices from working with MRI. Mr. Weiner oversaw the development of solutions and patents that are anticipated to enable all implantable medical devices to be safe for use with MRI. Biophan recently announced the sale of this portion of Biophan’s patent suite to Medtronic, Inc.

“I am very pleased that we helped the medical device industry identify the problems that have affected the millions of people with implantable pacemakers, defibrillators, and neurostimulators, and we succeeded in developing effective solutions,” Mr. Weiner stated. “Biophan is now positioned to address the need for a solution to acute heart failure through the development of the Myotech Circulatory Support System. I leave the company in good hands, with a mission focused on delivering a device that can save thousands of lives.”

“I thank Michael Weiner for his years of service at Biophan,” stated John Lanzafame, Biophan CEO. “The Company is in a strong position to move forward. The recent transaction with Medtronic will put the Company on solid financial footing, and the new deal with Myotech focuses the Company on the development of the Myotech CSS, which positions us to enter a multi-billion dollar market opportunity with a truly unique device.”

Mr. Weiner is moving to a full time position at Technology Innovations, LLC, the private technology generator founded in 1999 that has spawned six companies, including Biophan, with over 300 patents (pending or issued) in several markets. His focus will be on expanding the patent portfolio of Technology Innovations.

About Biophan Technologies, Inc.
Biophan is dedicated to providing technologies that offer innovative and competitive advantages to the medical device industry. The Company is helping to commercialize the Myotech Circulatory Support System, which has significant potential to improve the treatment of acute heart failure. Biophan Technologies, Inc. holds a 68% interest in Myotech with rights to acquire additional equity, and is leading Myotech’s business development efforts. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN. For more information on Biophan, please visit our website at www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology; the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Carolyn Hotchkiss
Communications Manager
Biophan Technologies, Inc.
(585) 267-4813
chotchkiss@biophan.com